UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

MARKLAND TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-28863	84-1331134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Metro Center Blvd., Warwick, RI	02886
(Address of Principal Executive Offices)	(Zip Code)

(617) 973-5104

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Item 3.02.     Unregistered Sales of Equity Securities.

Grant of Equity Awards to Management

On October 20, 2006, the Board of Directors of Markland Technologies, Inc. (the “Company”) approved the grant of certain structured equity awards to management in consideration for significant performance achievements during fiscal 2006. Such awards were made pursuant to Section 4(b) of each officer’s existing employment agreements with the Company, which enables such officers to participate in any bonus or incentive plans that may be established by the Board from time to time.

The primary achievements during fiscal 2006 that support these awards related to (i) the Company achieving (on a consolidated basis) organic revenue growth of over 20% from fiscal 2005 to fiscal 2006; (ii) the successful restructuring of the Series D Convertible Preferred Stock, which restructuring, among other things, essentially capped the previously unlimited potential dilution associated with conversions; and (iii) the settlement of the Moulton litigation and the related pre-payment of a significant portion of the debt owed to the prior owners of EOIR.

Based on these achievements, the Board granted equity awards to management consisting of two components: (i) shares of new Series F Preferred Stock of the Company, which, as discussed in more detail below, was designed to be a type of incentive-based equity compensation to award future performance with respect to substantial increases in the price of the Company’s common stock and (ii) conditional grants of shares of common stock of Technest Holdings, Inc. (“Technest”) (out of shares currently held by the Company), which would be granted over the course of five years based on continuing employment with the Company (which grants would be subject to acceleration in connection with certain transactions, as set forth in more detail below).

The Series F Preferred Stock, which has no liquidation preference, was designed to be an incentive-based equity award that would reward management only in the event of exceptional future performance that would benefit all stockholders (the Series F Preferred Stock is convertible into the Company’s common stock (by dividing $1,000 per share by the 5-day average closing price of the common stock at the time of conversion) only if the Company’s stock price increases to $0.05 per share, which represents an increase of over 635% from the close of the Company’s stock price on October 19, 2006 ($.0068)), while at the same time preserving the operating cash of the Company (because this award would be in lieu of any potential cash bonus and, as a condition to the award, management was required to agree to forego the right to receive any subsequent cash bonuses they may otherwise be entitled to under their employment agreements with respect to fiscal 2006). With respect to the voting power associated with the Series F Preferred Stock (i.e., each share of Series F Preferred Stock is entitled to 147,059 votes (determined by dividing $1,000 by $.0068) and votes together with the Company’s common stock), the Board felt that this feature was critical to enable management to have a realistic chance of achieving the milestone stock price set forth in the terms of the Series F Preferred Stock, which again would be in the best interests of all stockholders. For these reasons, the Board felt that the creation and grant of the Series F Preferred Stock to management, both in recognition of past achievement and as an incentive for exceptional future achievement, was in the best interests of the Company and its stockholders. A copy of the Articles of Amendment to the Company’s Articles of Incorporation creating the Series F Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Accordingly, the Board approved the grant to the following officers of the Company of the number of shares of Series F Preferred Stock set forth opposite their names below:

Robert Tarini (Chief Executive Officer)	650
Gino Pereira (Chief Financial Officer)	700
Total:	1,350

Each officer’s grant was conditioned on such officer agreeing to waive any subsequent cash bonus such officer may otherwise be entitled under Section 4(g) of such officer’s existing employment agreement with respect to the fiscal year ended June 30, 2006.

As noted above, the Board also approved conditional grants to management of shares of Technest common stock currently held by the Company. These grants were made in consideration of the fiscal 2006 achievements discussed above, but contain significant “vesting” restrictions in that the officers’ will receive such shares in annual 20% increments commencing on the first anniversary of the date hereof only if they remained employees at each such interval (subject to accelerated “vesting” as hereinafter discussed). Specifically, the Board approved the conditional grant to the following officers of the Company of shares of Technest common stock in accordance with the following schedule (provided that each such grant shall occur only if such officer is employed by the Company on the date of such grant):

Officer	Shares to be Granted on 10/20/07	Shares to be Granted on 10/20/08	Shares to be Granted on 10/20/09	Shares to be Granted on 10/20/10	Shares to be Granted on 10/20/11

Robert Tarini (CEO)	100,000	100,000	100,000	100,000	100,000
Gino Pereira (CFO)	100,000	100,000	100,000	100,000	100,000

Each such grant shall be vested immediately upon the date of grant. In the event that, during the five-year period commencing on October 20, 2006, (i) the Company no longer retains a majority of the equity ownership and/or voting power of Technest, (ii) there is a “Change of Control” (as defined below) of the Company, or (iii) such officer’s employment with the Company (in the position set forth in the table above) is terminated by the Company without “Cause” or such officer terminates his own employment (in the position set forth in the table above) for “Good Reason” (as such terms are defined in such officer’s existing employment agreement or any subsequent employment agreement that replaces such agreement), all stock subject to future grants at the time of such event shall be delivered to such officer and vest immediately. The term “Change of Control” means a change in the majority ownership of the equity and/or voting interests of the Company, or the termination of the majority of the directors on the Board of the Company (as it exists today).

The issuance of the Series F Preferred Stock to the officers of the Company, as described above, was not registered under the Securities Act, but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof promulgated thereunder.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1
Articles of Amendment to Articles of Incorporation of the Company for Designation of Preferences, Rights and Limitations of Series F Preferred Stock, as filed with the Department of State of the State of Florida on October 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKLAND TECHNOLOGIES, INC.

Date: October 24, 2006	By:	/s/ Robert Tarini

Robert Tarini Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1
Articles of Amendment to Articles of Incorporation of the Company for Designation of Preferences, Rights and Limitations of Series F Preferred Stock, as filed with the Department of State of the State of Florida on October 20, 2006.

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